Exhibit 5.1

May 6, 2019 Avangrid, Inc. 180 Marsh Hill Road Orange, Connecticut 06477	White & Case LLP 1221 Avenue of the Americas New York, NY 10020-1095 T +1 212 819 8200 whitecase.com

Ladies and Gentlemen:

We have acted as New York counsel to Avangrid, Inc., a New York corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3ASR (the “Registration Statement”) on the date hereof, including a base prospectus (the “Base Prospectus”), which provides that it may be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issuance and sale by the Company of: (i) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), (ii) debt securities of the Company (the “Debt Securities”), (iii) warrants to purchase Common Stock or Debt Securities (the “Warrants”), (iv) contracts for the purchase or sale of securities, currencies or commodities (the “Purchase Contracts”) and (v) units of the Company consisting of one or more of the securities described in clauses (i) through (iv) above (the “Units”), in each case as contemplated in the Company’s Registration Statement to which this opinion is filed as an exhibit (as the same may be amended from time to time).

The Common Stock, Debt Securities, Warrants, Purchase Contracts and Units are referred to herein collectively as the “Securities.” The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act.

In connection with the opinions expressed herein, we have reviewed the originals, or copies identified to our satisfaction, of (i) the Registration Statement, (ii) the Base Prospectus, (iii) the form of indenture (the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), to be filed as Exhibit 4.2 to the Registration Statement, (iv) the Company’s Restated Certificate of Incorporation, dated December 16, 2015 (the “Certificate of Incorporation”), filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on December 18, 2015, (v) the Company’s Amended and Restated By-laws, effective June 22, 2017, filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 1, 2017, (vi) resolutions of the Board of Directors (the “Board”) of the Company and (vii) originals (or copies thereof, certified to our satisfaction) of such certificates of public officials and officers of the Company and such corporate documents and records of the Company and such other documents, records and papers as we have deemed necessary as a basis for the opinions expressed below. In our review, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures, the legal capacity of all natural persons signing all documents, the authenticity of the originals of the documents submitted to us, the conformity to authentic originals of any documents submitted to us as copies and the truthfulness, completeness and correctness of all factual representations and statements contained in all documents. We have relied, as to matters of fact, upon (and assume the accuracy of) certificates of public officials and officers of the Company.

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May 6, 2019

In rendering the opinions contained herein, we have assumed that: (i) the Registration Statement and any supplements and amendments thereto will have become effective and will comply with all applicable laws (and will remain effective and in compliance at the time of issuance or resale of any Securities thereunder); (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission and will comply with all applicable laws; (iii) the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Board (or an authorized committee thereof), the Certificate of Incorporation, and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement including the applicable Prospectus and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws or applicable laws or regulations or any agreement or other instrument binding upon the Company; and (vii) any Indenture, Warrant Agreement, Purchase Contract Agreement or Unit Agreement (each as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.

With respect to any Securities consisting of Common Stock, we have further assumed that the Common Stock will be authorized, executed, countersigned by the transfer agent or registrar therefor and delivered by the Company in accordance with applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) the Indenture will have been authorized, executed and delivered by the Company and the Trustee, (ii) the Debt Securities will be issued pursuant to the Indenture, (iii) all terms of the Debt Securities not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the Trustee, (iv) the Debt Securities will be authorized, executed, authenticated, issued and delivered by the Company and the Trustee in accordance with the provisions of the Indenture and applicable laws and sold as contemplated in the Registration Statement and (v) if the Debt Securities are convertible into Common Stock or other securities of the Company, (x) such Common Stock or other securities of the Company will be authorized, (y) the Debt Securities will be presented for conversion in accordance with the terms thereof and (z) such Common Stock or other securities of the Company will be executed, countersigned by the transfer agent therefor and delivered by the Company upon such conversion, in accordance with the terms of such Debt Securities.

With respect to any Securities consisting of any series of Warrants, we have further assumed that: (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”), will have been authorized, executed and delivered by the Company and the Warrant Agent and (ii) the Warrants will be authorized, executed, authenticated, issued and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement and applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of Purchase Contracts, we have further assumed that (i) the purchase contract agreement, approved by us, relating to the Purchase Contracts (the “Purchase Contract Agreement”) to be entered into between the Company and an entity selected by the Company to act as the purchase contract agent (the “Purchase Contract Agent”), will have been authorized, executed and delivered by the Company and the Purchase Contract Agent and (ii) the

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May 6, 2019

Purchase Contracts will be authorized, executed, authenticated, issued, fully paid and non-assessable (to the extent applicable) and delivered by the Company and the Purchase Contract Agent in accordance with the provisions of the Purchase Contract Agreement and applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of Units, we have further assumed that (i) the unit agreement, approved by us, relating to the Units (the “Unit Agreement”) to be entered into between the Company and an entity selected by the Company to act as the unit agent (the “Unit Agent”), will have been authorized, executed and delivered by the Company and the Unit Agent and (ii) the Units and each component of the Units will be authorized, executed, authenticated, issued, fully paid and non-assessable (to the extent applicable) and delivered by the Company and the Unit Agent in accordance with the provisions of the Unit Agreement and applicable laws and sold as contemplated in the Registration Statement and each component of the Units will constitute a valid and binding obligation of the Company or any third party (to the extent applicable) as contemplated by the Registration Statement including the applicable Prospectus and the Unit Agreement.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, and having considered such questions of law as have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.

The Common Stock, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable shares of common stock of the Company.

2.

The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company under the laws of the State of New York, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity) and if the Debt Securities are convertible into Common Stock or other securities of the Company, the Common Stock or other securities of the Company issuable upon conversion of the Debt Securities will be validly issued, fully paid and non-assessable shares of common stock of the Company.

3.

The Warrants, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

4.

The Purchase Contracts, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

5.

The Units, upon receipt by the Company of such lawful consideration thereof as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the laws of the State of New York.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

The opinions set forth in this letter are effective as of the date hereof, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this

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May 6, 2019

opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We do not undertake to update this opinion letter for, or to advise you of, any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention. We express no opinions other than as herein expressly set forth, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,

/s/ White & Case LLP

JRV/JYC/ASM/KVW